UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 13, 2022

Otonomy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36591	26-2590070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4796 Executive Drive San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(619) 323-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OTIC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

Following Otonomy, Inc.’s (the “Company”) previously announced plans to pause its product development activities and take other steps to reduce costs in order to preserve its cash resources, and in connection with the planned Dissolution (as defined below), the Company has reduced its workforce, including the termination of all employees, effective as of December 15, 2022 (the “Reduction”).

The Company estimates that it will incur aggregate charges of approximately $5.0 million for severance and other employee termination-related costs in the fourth quarter of 2022.

The costs that the Company expects to incur are subject to a number of assumptions, and actual results may differ from the Company’s original estimate. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, these actions. If the Company subsequently determines that it will incur additional significant costs associated with these actions, it will amend this Current Report on Form 8-K to disclose such information.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2022, in connection with the Reduction, David A. Weber, Ph.D., President and Chief Executive Officer, Paul E. Cayer, Chief Financial Officer and Chief Business Officer, and Alan C. Foster, Ph.D., Chief Scientific Officer, terminated employment with the Company. Dr. Weber, Mr. Cayer and Dr. Foster will receive severance benefits pursuant to the terms of their executive employment agreements with the Company, dated July 30, 2014, April 16, 2021 and April 16, 2021, respectively. Dr. Weber continues to serve as a director on the Company’s board of directors (the “Board”). Mr. Cayer continues to serve as Chief Financial and Business Officer and Secretary, was appointed President effective December 15, 2022, and will be paid an hourly rate based on his base salary in effect immediately prior to his termination of employment.

Item 8.01.	Other Events

On December 13, 2022, the Board approved the liquidation and dissolution of the Company pursuant to a Plan of Liquidation and Dissolution (the “Plan”), subject to stockholder approval (the “Dissolution”). The Company intends to seek approval of the Dissolution at a special meeting of stockholders and will file proxy materials with the Securities and Exchange Commission (“SEC”) as soon as practicable. A copy of the Plan is filed herewith as Exhibit 2.1 and incorporated herein by reference.

A copy of the press release issued by the Company on December 19, 2022 announcing, among other things, the Board’s approval of the Dissolution is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Important Additional Information filed with the SEC

This Current Report on Form 8-K is for informational purposes only. It is not a solicitation of a proxy. In connection with the Plan, the Company intends to file with the SEC a preliminary proxy statement and other relevant materials. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PLAN OF DISSOLUTION. Stockholders may obtain a free copy of the proxy statement and the other relevant materials (when they become available), and any other documents filed by the Company with the SEC, at the SEC’s web site at http://www.sec.gov. In addition, the Company will make available or mail a copy of the definitive proxy statement to stockholders on the record date when it becomes available. A free copy of the proxy statement, when it becomes available, and other documents filed with the SEC by the Company may also be obtained by directing a written request to: Otonomy, Inc., Investor Relations, 4796 Executive Dr, San Diego, CA 92121 or at https://investors.otonomy.com/. Stockholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the Plan.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Plan. Information about the persons who may be considered to be participants in the solicitation of the Company’s stockholders in connection with the Plan, and any interest they have in the Plan, will be set forth in the definitive proxy statement when it is filed with the SEC. These documents (when they become available) may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company by directing a written request to: Otonomy, Inc., Investor Relations, 4796 Executive Dr, San Diego, CA 92121 or at https://investors.otonomy.com/.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained in this Current Report on Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “intends,” “expects,” “estimates,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, among other things, the risks and uncertainties related to completion of the Dissolution on the anticipated terms or at all, unexpected personnel-related termination or other costs, and market conditions. More information about the risks and uncertainties faced by the Company is contained in the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 10, 2022. The forward-looking statements are based on information available to the Company as of the date hereof. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Item No.	Description

2.1	Plan of Liquidation and Dissolution of Otonomy, Inc.

99.1	Press Release issued by Otonomy, Inc. dated December 19, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OTONOMY, INC.

Date: December 19, 2022	By:	/s/ Paul E. Cayer
Paul E. Cayer
President and Chief Financial and Business Officer

Exhibit 2.1

PLAN OF LIQUIDATION AND DISSOLUTION

OF

OTONOMY, INC.

The following Plan of Liquidation and Dissolution (the “Plan of Dissolution”), dated as of December 13, 2022, shall effect the dissolution and complete liquidation of Otonomy, Inc., a Delaware corporation (the “Company”), in accordance with Section 275 and other applicable provisions of the Delaware General Corporation Law (the “DGCL”).

1.         Adoption of Plan. The board of directors of the Company (the “Board of Directors”) has adopted resolutions deeming it advisable and in the best interest of the stockholders of the Company to dissolve and liquidate the Company and adopt the Plan of Dissolution, and will solicit approval of the holders of the Company’s capital stock (the “Capital Stock”) to approve at a special meeting of stockholders the dissolution and liquidation of the Company, adopt the Plan of Dissolution and ratify the Company’s actions taken to date on the Plan of Dissolution. If stockholders holding a majority of the outstanding shares of Capital Stock, voting as a single class on an as-converted basis (the “Requisite Holders”), vote in favor of the proposed dissolution and liquidation of the Company and the adoption of the Plan of Dissolution, the Plan of Dissolution shall constitute the adopted Plan of Dissolution of the Company as of the date of the approval by the Requisite Holders (the “Approval Date”).

2.         Cessation of Business Activities. After the Effective Date (as defined below) and in accordance with Section 278 of the DGCL, the Company shall not engage in any business activities except for the purpose of winding up and liquidating its business and affairs, including, but not limited to, prosecuting and defending suits, whether civil, criminal or administrative, by or against the Company, collecting its assets, converting its assets into cash or cash equivalents, discharging or making provision for discharging its liabilities, withdrawing from all jurisdictions in which it is qualified to do business, distributing its remaining property among its stockholders according to their interests, and doing every other act necessary to wind up and liquidate its business and affairs, but not for the purpose of continuing the business for which the Company was organized.

3.         Certificate of Dissolution. After the Approval Date, the officers of the Company shall obtain any certificates required from the Delaware tax authorities and, upon obtaining such certificates and paying such taxes as may be owing, and securing the necessary stockholder approvals, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the “Certificate of Dissolution”) in accordance with the DGCL specifying the date upon which the Certificate of Dissolution will become effective (the “Effective Date”).

4.         Liquidation Process. From and after the Effective Date and subject to the provisions hereof, the Company shall complete the following corporate actions:

a. Sale of All or Substantially All of the Non-Cash Assets. The Company shall determine whether and when to collect, sell, exchange, distribute, or otherwise dispose of all or substantially all of its non-cash property and assets, including but not limited to all tangible property, intellectual property and other intangible property, in one or more transactions upon such terms and conditions as the Company, in its absolute discretion, deems expedient and in the best interests of our stockholders, without any further vote or action by the Company’s stockholders. The Company’s non-cash assets and properties may be sold or transferred in one transaction or in several transactions to one or more buyers. The Company shall not be required to obtain appraisals, fairness opinions or other third-party opinions as to the value of its properties and assets in connection with the liquidation. In connection with such collection, sale, exchange and other disposition, the Company shall collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company.

b. Liquidation of Assets. The Company shall determine whether and when to transfer the Company’s property and assets to a liquidating trust (established pursuant to Section 6 hereof).

c. Payment Obligations. The Company shall (i) pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the Company, (ii) make such provisions as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party and (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company or successor entity, are likely to arise or to become known to the Company or successor entity within 10 years after the Effective Date. Such claims shall be paid as required by applicable law. If there are insufficient assets of the Company, such claims and obligations of the Company shall be paid or provided for in accordance with their priority and, among claims of equal priority, ratably to the extent of assets of the Company legally available therefor. If and to the extent deemed necessary, appropriate or desirable by the Company or the Trustees (as defined in Section 6 below), in their absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property (the “Contingency Reserve”) to satisfy such claims and obligations against the Company, including, without limitation, tax obligations, and all expenses related to the sale of the Company’s property and assets, all expenses related to the collection and defense of the Company’s property and assets, and the liquidation and dissolution provided for in this Plan.

d. Distributions to Stockholders. Any assets of the Company remaining after the payment of claims or the provision for payment of claims and obligations of the Company as provided in subsection (c) above shall be distributed by the Company pro rata to its stockholders. Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board of Directors or the Trustees, in their absolute discretion, may determine.

5.         Cancellation of Capital Stock. The distributions to stockholders pursuant to Sections 4 and 8 (the “Liquidating Distribution”) shall be in complete redemption and cancellation of all of the outstanding shares of Capital Stock. As a condition to receipt of any Liquidating Distribution, the Board of Directors or the Trustees, in their absolute discretion, may require the stockholders to (i) surrender their certificates evidencing the Capital Stock to the Company or its agents for recording of such distributions thereon, or (ii) furnish the Company with evidence satisfactory to the Board of Directors or the Trustees of the loss, theft or destruction of their certificates evidencing the Capital Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors or the Trustees. The Board of Directors, in its absolute discretion, may direct that the Company’s stock transfer books be closed and recording of transfers of Capital Stock discontinued as of the earliest of (w) the Effective Date, (x) the close of business on the record date fixed by the Board of Directors for the first or any subsequent installment of any Liquidating Distribution, (y) the close of business on the date on which the remaining assets of the Company are transferred to the Trust, or (z) the date on which the Company files its Certificate of Dissolution under the DGCL (such date, the “Record Date”), and thereafter certificates representing shares of Capital Stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law.

6.         Liquidating Trust. If deemed necessary, appropriate or desirable by the Board of Directors, in its absolute discretion, in furtherance of the liquidation and distribution of the Company’s assets to the stockholders in accordance with the provisions hereof, as a final Liquidating Distribution or from time to time, the Company may transfer to one or more liquidating trustees, for the benefit of its stockholders (the “Trustees”) under a liquidating trust (the “Trust”), any assets of the Company, including cash, intended for distribution to creditors and stockholders not disposed of at the time of dissolution of the Company, including the Contingency Reserve. The Board of Directors is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the claims and obligations of the Company as provided in Section 4(b) hereof, including, without limitation, any unsatisfied claims and unknown or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the stockholders for the purposes of Section 4(d) of this Plan. Any such conveyance to the Trustees shall be treated for U.S federal and state income tax purposes as if the Company made such distribution to the stockholders and the assets conveyed shall be held in trust for the stockholders of the Company. The Company, subject to this Section 6 and as authorized by the Board of Directors, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board of Directors, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of the Plan of Dissolution by holders of a majority of the outstanding shares of Capital Stock shall constitute the approval of the stockholders of any such appointment, any such liquidating trust agreement and any transfer of assets by the Company to the Trust as their act and as a part hereof as if herein written.

7.         Abandoned Property. If any Liquidating Distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered its certificates evidencing the Capital Stock as required hereunder or for any other reason, then the distribution to which such stockholder is entitled (unless transferred to the Trust established pursuant to Section 6) shall be transferred, at such time as the final Liquidating Distribution is made by the Company, to the extent permitted by law, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

8.         Final Liquidating Distribution. Whether or not a Trust shall have been previously established pursuant to Section 6, if it should not be feasible for the Company to make the final Liquidating Distribution to its stockholders of all assets and all properties of the Company prior to the third anniversary of the filing of its Certificate of Dissolution, then, on or before such date, the Company shall be required to establish a Trust and transfer any remaining assets and properties (including, without limitation, any uncollected claims, contingent assets and the Contingency Reserve) to the Trustees as set forth in Section 6. Not more than three years from the date of its creation, the liquidating trust shall make a final distribution of any remaining assets to the holders of the beneficial interests of the Trust. Any such distribution shall be only in the form of cash.

9.         Stockholder Consent to Sale of Assets. Approval of the proposed dissolution and adoption of the Plan of Dissolution by the Requisite Holders shall constitute the approval of the stockholders of the Company of the dissolution of the Company and the sale, exchange or other disposition in liquidation of all or substantially all of the property and assets of the Company pursuant to the terms hereof, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of the Plan of Dissolution.

10.         Expenses of Dissolution. In connection with and for the purposes of implementing and assuring completion of the Plan of Dissolution, the Company may, in the absolute discretion of the Board of Directors, pay any brokerage, agency, professional, legal and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of the Plan of Dissolution. Adoption of the Plan of Dissolution shall constitute approval of such payments by the stockholders of the Company.

11.         Employees and Independent Contractors. In connection with effecting the dissolution of the Company and for the purpose of implementing and assuring completion of the Plan of Dissolution, the Company may, in the absolute discretion of the Board of Directors, hire employees and retain independent contractors and agents as the Board of Directors deems necessary or desirable to supervise the dissolution and liquidation. The Company may, in the absolute discretion of the Board of Directors, but subject to applicable legal and regulatory requirements, pay the Company’s officers, directors, employees, independent contractors, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, as severance, bonus, or in any other form, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, or otherwise necessary retain the services of any of them, in connection with the implementation of the Plan of Dissolution. Adoption of the Plan of Dissolution shall constitute approval of any such compensation by the stockholders of the Company.

12.         Indemnification. The Company shall continue to indemnify its officers, directors, employees, independent contractors and agents to the maximum extent specified under existing agreements and in accordance with applicable law, its certificate of incorporation and bylaws and any contractual arrangements, for actions taken in connection with the Plan of Dissolution and the winding up of the affairs of the Company and shall indemnify the Trustees and its agents on similar terms. The Company’s obligation to indemnify such persons may also be satisfied out of the assets of the Trust. The Board of Directors and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance for the benefit of such officers, directors, employees, independent contractors, agents and Trustees to the extent permitted by law and as may be necessary or appropriate to cover the Company’s obligations hereunder, including seeking an extension in time and coverage of the Company’s insurance policies currently in effect.

13.         Amendment, Modification or Abandonment of Plan. If for any reason the Board of Directors determines that such action would be in the best interest of the Company, the Board of Directors may, in its sole discretion and without requiring further stockholder approval, revoke, amend or modify the Plan of Dissolution and all action contemplated thereunder, to the extent permitted by the DGCL. The Board of Directors may not amend or modify the Plan of Dissolution under circumstances that would require additional stockholder approval under the DGCL and the federal securities laws without complying with the DGCL and the federal securities laws. Upon the revocation or abandonment of the Plan of Dissolution, the Plan of Dissolution shall be void.

14.         Power of Board of Directors and Officers. The Board of Directors is hereby authorized, without further action by the Company’s stockholders, to do and perform, or cause the officers of the Company, subject to approval of the Board of Directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement the Plan of Dissolution and the transactions contemplated hereby, including, without limitation, all filings or acts required by any state or Federal law or regulation to wind up its affairs.

Exhibit 99.1

FOR IMMEDIATE RELEASE

Otonomy Provides Corporate Update

SAN DIEGO, December 19, 2022 — Otonomy, Inc. (Nasdaq: OTIC) today announced that the company’s board of directors, after considering strategic options, has approved and adopted a Plan of Liquidation and Dissolution (“Plan of Dissolution”) that would include the distribution of remaining cash to stockholders following an orderly wind down of the company’s operations, including the proceeds from the sale of any pipeline assets. To reduce cost, Otonomy has implemented a reduction in workforce. These updates are discussed below.

Evaluation of Strategic Options

As previously reported, Otonomy initiated an evaluation of strategic options to realize value from its pipeline. The company is currently in discussions for the potential sale of its pipeline assets. Proceeds from any such sale would be distributed to stockholders in accordance with the Plan of Dissolution, subject to stockholder approval. The amount that would actually be available for distribution to stockholders, if any, is dependent on a number of factors.

Workforce Reduction Including Officers

In order to reduce costs and in connection with the planned dissolution, Otonomy has reduced its workforce, including the termination of all employees, effective as of December 15, 2022. This includes the termination of employment of all officers. David A. Weber, Ph.D. continues to serve on the Otonomy board of directors. Paul E. Cayer continues to serve on a consulting basis as chief financial and business officer, and was appointed president. Otonomy estimates that it will incur aggregate charges of approximately $5.0 million for severance and other employee termination-related costs in the fourth quarter of 2022.

Board Approval of Plan of Dissolution

On December 13, 2022, Otonomy’s board of directors approved the liquidation and dissolution of the company pursuant to the Plan of Dissolution, subject to stockholder approval. The company intends to call a special meeting of its stockholders in the first quarter of 2023 to seek approval of the Plan of Dissolution and will file proxy materials with the Securities and Exchange Commission (“SEC”) as soon as practicable.

The Plan of Dissolution contemplates an orderly wind down of Otonomy’s business and operations. If Otonomy’s stockholders approve the Plan of Dissolution, Otonomy intends to file a certificate of dissolution, delist its shares of common stock, satisfy or resolve its remaining liabilities and obligations, including but not limited to contingent liabilities and claims and costs associated with the dissolution, make reasonable provisions for unknown claims and liabilities, attempt to convert all of its remaining assets into cash, and make distributions to its stockholders of any remaining cash available for distribution based upon their proportionate ownership at the time of the filing of the certificate of dissolution, subject to applicable legal requirements. Upon the filing of the certificate of dissolution, Otonomy intends to cease trading in its common stock, close its stock transfer books and discontinue recording transfers of shares of its capital stock, in accordance with applicable law.

Important Additional Information filed with the SEC

In connection with the Plan of Dissolution, the company intends to file with the SEC a preliminary proxy statement and other relevant materials. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PLAN OF DISSOLUTION. Stockholders may obtain a free copy of the proxy statement and the other relevant materials (when they become available), and any other documents filed by the company with the SEC, at the SEC’s web site at http://www.sec.gov. In addition, the company will make available or mail a copy of the definitive proxy statement to stockholders on the record date when it becomes available. A free copy of the proxy statement, when it becomes available, and other documents filed with the SEC by the company may also be obtained by directing a written request to: Otonomy, Inc., Investor Relations, 4796 Executive Drive, San Diego, CA 92121 or at https://investors.otonomy.com/. Stockholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the Plan of Dissolution.

Participants in the Solicitation

The company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the company’s stockholders in connection with the Plan of Dissolution. Information about the persons who may be considered to be participants in the solicitation of the company’s stockholders in connection with the Plan of Dissolution, and any interest they have in the Plan, will be set forth in the definitive proxy statement when it is filed with the SEC. These documents (when they become available) may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company by directing a written request to: Otonomy, Inc., Investor Relations, 4796 Executive Drive, San Diego, CA 92121 or at https://investors.otonomy.com/.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “intends,” “estimates,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding the company’s evaluation and discussion of strategic options to realize value from its pipeline, the planned dissolution of the company, the timing of calling a special meeting of stockholders and filing proxy materials, the company’s intentions if its stockholders approve the Plan of Dissolution, and the company’s intentions following the filing of the certificate of dissolution. The company’s expectations regarding these matters may not materialize, and actual results are subject to risks and uncertainties. Actual results may differ materially from those indicated by these forward-looking statements as a result of these risks and uncertainties, including but not limited to: the company’s ability to successfully and timely execute and consummate sales of its pipeline assets, on the anticipated terms or at all; unexpected personnel-related termination or other costs; the availability, timing and amount of stockholder distributions; the amount to be reserved by the company and the adequacy of such reserves to satisfy the company’s obligations; potential unknown contingencies or liabilities, and the company’s ability to favorably resolve them, if at all; the amount of proceeds that might be realized from the sale or other disposition of any remaining assets; the application of, and any changes in, applicable tax laws, regulations, administrative practices, principles and interpretations; the incurrence by the company of expenses relating to the dissolution; the ability of the board of directors to abandon, modify or delay implementation of the Plan of Dissolution, even after stockholder approval; the risk of being delisted from Nasdaq for failure to meet Nasdaq’s continued listing requirements prior to dissolution; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in the company’s Quarterly Report on Form 10-Q filed with the SEC on November 10, 2022, and the company’s future reports to be filed with the SEC. The forward-looking statements in this press release are based on information available to Otonomy as of the date hereof. The company disclaims any obligation to update any forward-looking statements, except as required by law.

Contacts:

Investor Inquiries

ICR Westwicke

Robert H. Uhl

Managing Director

858.356.5932

robert.uhl@westwicke.com

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